UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PORTUS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

4789

(Primary Standard Industrial Classification Code Number)

98-0654981

(I.R.S. Employer Identification Number)

PO Box 9293

Coral Springs, FL 33065

Tel: (954) 778-8211

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

VStock Transfer

18 Lafayette Place

Woodmere, NY 11598

Phone:  212-828-8436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

NORTHWEST LAW GROUP

Suite 704, 595 Howe Street, Vancouver, BC Canada V6C 2T5

Tel: (604) 687-5792

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ X ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, without par value	♦	$♦	$6,000,000	$697.20
Note: (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED _________________, 2014

The information contained in this Prospectus is not complete and may be changed.  Neither we nor the Selling Security Holder may sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission (the “SEC”) is declared effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PORTUS CORPORATION

PROSPECTUS

♦ Shares of Common Stock

We are offering up to ♦ shares of common stock in a direct offering at a fixed price of $♦ for gross proceeds of $6,000,000 (the “Primary Offering”).  This is a continuous offering and there is no minimum number of shares of common stock that must be sold by us for the Primary Offering to proceed and there is no assurance that we will sell any shares under the Primary Offering.  We will retain the proceeds from the sale of any of the offered shares.  The shares to be sold by us will be sold on our behalf by our sole director and officer.  As a result, our sole director and officer will be deemed an “underwriter” under the “Primary Offering”.  Our sole director and officer will not receive any commission on proceeds from the sale of our shares on our behalf.  See “Plan of Distribution and Determination of Offering Price”.

We are registering 200,000 shares of common stock for resale by a selling security holder (the “Selling Security Holder”) listed in this Prospectus issued on November 13, 2014 (the “Secondary Offering”).  The Selling Security Holder may resell its shares from time to time in public or privately negotiated transactions or by other means described in this Prospectus in the section titled “Plan of Distribution.”  The prices at which the Selling Security Holder may sell its shares will be determined by prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  We will not receive any proceeds from the sale of shares by the Selling Security Holder.  The Selling Security Holder may resell its shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  In addition, the Selling Security Holder and any broker-dealers who execute sales for the Selling Security Holder may be deemed to be an “underwriter” in connection with such sales.  The Selling Security Holder named in this prospectus will bear the costs of all commission or discounts, if any, attributable to the sale of its shares.  We are bearing the costs, expenses and fees associated with the registration of the shares in this prospectus.  See “Plan of Distribution and Determination of Offering Price”.

The Primary Offering will terminate on ♦ and the Secondary Offering will terminate nine months after this registration statement is declared effective by the SEC.  We do not any arrangements to place any proceeds of the offering in escrow, trust or any other similar account.

Before investing in any of the securities being offered hereunder, you should carefully read this Prospectus and any prospectus supplement relating thereto.

Our shares of common stock are currently are quoted on the OTCQB marketplace of the OTC Markets Group under the symbol “PORS”.  The last reported sale price of our shares of common stock on the OTCQB marketplace at the close of business on November 13, 2014 was USD$0.35 per share.  We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).  See "Description of Business” and “Risk Factors”.

The purchase of the securities offered through this Prospectus involves a high degree of risk.  You should carefully read and consider the section of this Prospectus titled “Risk Factors” on page 3 before buying any of our shares of common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

This Prospectus is Dated _________________, 2014

PORTUS CORPORATION.

PROSPECTUS

TABLE OF CONTENTS

SUMMARY	5
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
SELLING SECURITY HOLDERS	13
PLAN OF DISTRIBUTION	14
DILUTION	16
DESCRIPTION OF SECURITIES TO BE REGISTERED	17
INTERESTS OF NAMED EXPERTS AND COUNSEL	18
OUR BUSINESS	18
LEGAL PROCEEDINGS	23
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	23
FINANCIAL STATEMENTS	25
MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATION	31
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	32
EXECUTIVE COMPENSATION	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
RELATED TRANSACTIONS	35
DIRECTOR INDEPENDENCE	35
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	35
INFORMATION NOT REQUIRED IN PROSPECTUS	37
SIGNATURES	41

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Portus” refers to Portus Corporation.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our shares of common stock.

About Us

We were incorporated on March 2, 2010 under the laws of the State of Nevada under the name “Dane Exploration Inc.”  On March 24, 2014, we changed our name to “Portus Corporation”.  Our mailing address is located at P.O. Box 9293, Coral Springs, Florida, 33065 and our telephone number is (954) 778-8211.

Overview of Business

Our business is focused on creating a multilingual, multiple functionality, and global food and beverage service platform.  Our food service cloud platform is designed to be a global, multilingual, cloud based food and beverage service online “portal” where customers will be able to manage an entire food and beverage service business or enterprise globally and in most languages.

The food and service cloud portal that we are developing is intended to effectively and efficiently manage the food and beverage supply chain from “field to fork”.  In particular, our cloud portal will allow our customers, being institutions (ie. hospitals, military, long-term care facilities and universities), restaurants and dining management, to source, price and order though an internet web browser, without the need of traditional on-site software.  Accordingly, we anticipate that our food service platform will enable our customers to embrace the rapid pace of change in their business, operate with a more complete picture of their business and provide a modern and intuitive user experience, while substantially reducing the cost of their IT associated with their food and beverage operations.  See section titled “Our Business” for additional information.

To date, we have not earned any revenues from our business.  We are presently in the development stage of developing our food service cloud platform and will be contracting the services of software developers and/or licensing software in order for our food service cloud platform to become operational.  Accordingly, we can provide no assurance that our operations will provide sufficient funds to keep us operational.

The Offering

Shares of Common Stock Offered by Us:	♦ shares of common stock at a fixed price of $♦ per share for gross proceeds of $6,000,000.
Shares of Common Stock Offered by the Selling Security Holder:	250,000 shares of common stock at prices determined by prevailing market prices, prices related to prevailing market prices and privately negotiated prices.
Minimum Number of Shares of Common Stock To Be Sold in This Offering:	None.
Shares of Common Stock Outstanding Before and After the Offering:

56,335,000 shares of common stock are issued and outstanding as of the date of this prospectus.  Upon completion of the offering, if all shares being offered are sold, there will be ♦ shares of common stock issued and outstanding.

Use of Proceeds:	Any proceeds that we receive from this offering will be used by us to develop and market our food service cloud platform, pay for the expenses of this offering and as general working capital.
Risk Factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment.  Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors under the section titled “Risk Factors” on page 3.

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our shares of common stock, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Business

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements. We may encounter risks in addition to those described below. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

If we do not obtain significant financing, our business will fail.

Over the next twelve months we anticipate that our plan of operation will require us to incur $1,800,000 in order to meet the costs of developing our food service cloud platform as well as general and administrative expenses.  As at September 30, 2014, we had no cash on hand.  Accordingly, we will need to obtain significant financing to meet the costs associated with development of our food service cloud platform, general and administrative expenses and our ongoing reporting obligations.  There is no assurance we will be successful in raising such funding or on terms that are acceptable to us. Since inception, we have been dependent on investment capital and debt financing from third parties as our primary source of liquidity. We anticipate continuing to rely on sales of shares of our common stock and loans in order to continue to fund our business operations. Issuances of additional shares will result in further dilution of our existing stockholders.

We have limited operating history and face many of the risks and difficulties frequently encountered by development stage companies.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model.  Since inception, we have incurred losses of $3,124.  We are in the process of developing and implementing our global, multilingual, cloud based food and beverage services “portal”.  We have not completed the development of our portal and have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

(i)

Develop effective business plan.  If we do not develop an effective business plan, we may not be able to attract enough customers to sustain growth.

(ii)

Launching our cloud based platform.  If we are unable to launch our platform as it is envisioned, we will not be able to serve our intended clients and will not generate revenue.

(iii)

Meet customer standards.  If we are unable to meet sufficient customer standards, we will not be able to retain customers.

(iv)

Attain customer loyalty.  If we have not delivered the service in a form that customers will adopt nor service customers properly, we will not retain customer loyalty and limit our revenue.

(v)

Develop and upgrade our services.  If we do not continually seek our customers’ feedback and continue to enhance, expand and upgrade our service we could lose market share to a competitor and affect our revenues.

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

We have had operating losses since inception and have not generated any revenues and our business model is not yet operational. If our cloud based food service “portal” does not become operational or if we fail to gain market acceptance, we may not have sufficient capital to pay our expenses and continue to operate.

Our Company has had operating losses since inception and has generated no revenues to date.  Our ultimate success will depend on generating revenues from our cloud food service management system.  Most of the time of our management, and most of our limited resources have and will continue to be spent on startup activities which will include but not be limited to software development, contacting potential customers, establishing several initial customers, partners and business alliances, exploring marketing contacts, performing certain research and development activities, executing, updating and monitoring our business plan and model, and consultants and seeking capital for the Company. We have not generated any revenue and have not completed our platforms, as a result, if we never become operational or if we do not generate enough users, once we are operational, we may be unable to generate sufficient revenues from user transactions. We may not achieve and sustain market acceptance sufficient to generate revenues. If we generate no revenues or additional startup capital, we will continue to have operating losses and this will have a material adverse effect on our Company.

Because we intend recognize revenue from transaction fees, our success is expected to be dependent on the volume of customers that utilize our food service cloud platform.

Once our food service cloud platform is operational, we believe that our revenue will be initially derived from transaction fees.  Accordingly, transactions fees will be dependent on the volume of customers that utilize our food service cloud platform.  If we fail to generate a sufficient amount of transactions, our financial condition and results of operation will be negatively impacted.

Our success may depend upon the acceptance, and successful measurement, of online advertising as an alternative to offline advertising.

We believe that a advertisers spend significantly more on offline advertising compared to online advertising. Long-term growth of our business will depend heavily on this distinction between online and offline advertising narrowing or being eliminated, which may not happen in a manner or to the extent that we currently expect. We compete with traditional media for advertising dollars, in addition to websites with higher levels of traffic. If online advertising ceases to be an acceptable alternative to offline advertising, our business, financial condition and results of operations will be negatively impacted.

Because the online marketing industry is relatively new and rapidly evolving, it uses different methods than traditional media to gauge its effectiveness. Potential customers may have little or no experience using the Internet for advertising and marketing purposes and may allocate only limited portions of their advertising and marketing budgets to the Internet. The adoption of Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and evaluating new advertising and marketing technologies and services. As a result, we will need to continually evaluate changes to aspects of our business model to keep pace with the expectations of users and advertisers, and these changes may not yield the benefits we expect. In particular, we are dependent on our clients’ adoption of new metrics to measure the success of online marketing campaigns. We may also experience resistance from traditional advertising agencies who may be advising our clients. Any lack of growth in the market for various online advertising models could have an adverse effect on our business, financial condition and results of operations

Evolving regulation of the Internet may affect us adversely.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data and restricting our ability to store, process and share data with our customers. In addition, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make using the internet a more useful and enjoyable experience for our users. Our competitors are constantly developing innovations in web search and web-based products and services. As a result, we will be required to continuously invest significant resources in research and development in order to enhance our web portals, and introduce new products and services. In addition, these new products and services may present new and difficult technology challenges, and we may be subject to claims if users of these offerings experience service disruptions or failures or other quality issues. Our operating results would also suffer if our innovations are not responsive to the needs of our users, advertisers, and other network members; are not appropriately timed with market opportunities, or are not effectively brought to market. As search technology continues to develop, our competitors may be able to offer search results that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive

Our growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our success will depend in part upon management’s ability to manage growth. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount and capital investments we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by offsetting expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

Current global financial conditions have made access to financing more difficult.

Since the 2008 financial crisis there has been severe deterioration in global credit and equity markets. This has resulted in the need for government intervention in major banks, financial institutions and insurers, and has also led to greater volatility, increased credit losses and tighter credit conditions. These unprecedented disruptions in the credit and financial markets have had a significant adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining capital and financing for our operations.

We operate in a highly competitive industry and compete against many large companies that may be more established and better capitalized than we are.

Offering dietary and food service software is and can be a very competitive market with few barriers to entry. We expect that if our software establishes a key market niche, competition will arise from a variety of sources, from large multinational software companies to the myriad of other smaller national and regional software development and delivery companies.

Many of our potential competitors have: (i) greater financial, technical, personnel, promotional and marketing resources, (ii) longer operating histories, (iii) greater name recognition, (iv) larger institutional clients than us.

With few barriers to entry we cannot be certain that we will be able to compete successfully in this extremely competitive market.

We may face claims that we are violating the intellectual property rights of others

Although we are not aware of any potential violations of others’ intellectual property rights, we may face claims, including from direct competitors, other companies, scientists or research universities, asserting that our technology or the commercial use of such technology infringes or otherwise violates the intellectual property rights of others. We cannot be certain that our technologies and processes do not violate the intellectual property rights of others. If our market profile grows we could become increasingly subject to such claims.

If we were found to be infringing or otherwise violating the intellectual property rights of others, we could face significant costs to implement work-around methods, and we cannot provide any assurance that any such work-around would be available or technically equivalent to our potential technology. In such cases, we might need to license a third party’s intellectual property, although any required license might not be available on acceptable terms, or at all.

If we are unable to work around such infringement or obtain a license on acceptable terms, we might face substantial monetary judgments against us or an injunction against continuing to use or license such technology, which might cause us to cease operations.

In addition, even if we are not infringing or otherwise violating the intellectual property rights of others, we could nonetheless incur substantial costs in defending ourselves in suits brought against us for alleged infringement. Also, if we are to enter into a license agreement in the future and it provides that we will defend and indemnify our customer licensees for claims against them relating to any alleged infringement of the intellectual property rights of third parties in connection with such customer licensees’ use of such technologies, we may incur substantial costs defending and indemnifying any customer licensees to the extent they are subject to these types of claims. Such suits, even if without merit, would likely require our management team to dedicate substantial time to addressing the issues presented. Any party bringing claims might have greater resources than we do, which could potentially lead to us settling claims against which we might otherwise prevail on the merits.

The loss of our executive officers or directors, could adversely affect our business.

Our success depends largely upon the efforts, abilities, and decision-making of our executive officers and directors. The loss of any of these individual would have an adverse effect on our business prospects. We do not currently maintain "key-man" life insurance and there is no contract in place assuring the services our executive officers and directors for any length of time. In the event that we should lose our sole officer or directors and we are unable to find suitable replacements, we may not be able to develop our business, in which case investors might lose all of their investment.

One stockholder owns a majority of our common stock and may act, or prevent certain types of corporate actions, to the detriment of other stockholders.

Portus Holdings Inc. owns 50,000,000 shares of common stock, representing approximately 92.9% of our issued and outstanding common stock.  Accordingly, our majority stockholder may exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

The recently enacted JOBS Act will allow us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC.  We cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are and we will remain an "emerging growth company" until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Exchange Act.  For so long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below.  We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.  If we avail ourselves of certain exemptions from various reporting requirements, as is currently our plan, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

Our election not to opt out of JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act, as an “emerging growth company”, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (PCAOB) or the SEC.  We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, our company, as an “emerging growth company”, can adopt the standard for the private company.  This may make comparison of our financial statements with any other public company which is not either an “emerging growth company” nor an “emerging growth company” which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow our company to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”.  We meet the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•

be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act, as amended and instead provide a reduced level of disclosure concerning executive compensation; and

•

be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.  We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act.  Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected.  Likewise, so long as we qualify as an “emerging growth company”, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us.  As a result, investor confidence in our company and the market price of our common stock may be adversely affected.

Risks Related To The Ownership of Our Shares

If we issue additional shares of common stock in the future this may result in dilution to our existing stockholders.

Our articles of incorporation authorize the issuance of 250,000,000 shares of common stock.  Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders.

The trading price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common stock is quoted on the OTC Bulletin Board and OTCQB under the symbol "PORS.” Companies quoted on the OTC Markets platform have traditionally experienced extreme price and volume fluctuations. In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  In addition, to date, there has been no trading volume for our shares on the OTC Markets platforms.  As a result of this potential volatility and potential lack of a trading market, an investor may not be able to sell any of our common stock that they acquire that a price equal or greater than the price paid by the investor.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and to our securities.  The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.  As long as the trading price of our common stock is less than $5.00 per share, the common stock will be subject to rule 15g-9 under the Securities Exchange Act of 1934 (the “Exchange Act”). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

1.

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

3.

contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

4.

contains a toll-free telephone number for inquiries on disciplinary actions;

5.

defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

6.

contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, AN INVESTMENT IN OUR SECURITIES INVOLVES A CERTAIN DEGREE OF RISK.  ANY PERSON CONSIDERING TO INVEST IN OUR SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET-FORTH IN THIS REPORT AND IN THE OTHER REPORTS AND DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE SEC AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN OUR SECURITIES.  AN INVESTMENT IN OUR SECURITIES SHOULD ONLY BE ACQUIRED BY PERSONS WHO CAN AFFORD TO LOSE THEIR TOTAL INVESTMENT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Registration Statement Report constitute "forward-looking statements.” These statements, identified by words such as “plan,” "anticipate,” "believe,” "estimate,” "should,” "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, general business, economic, competitive, political and social uncertainties; lack of brand awareness; successful development of our food service cloud platform; acceptance of our products by our customers,  our limited operating history; market fluctuations; intellectual property infringement claims and retention of key personnel, as well as those factors discussed in the section titled "Risk Factors.”

Forward looking statements are based on a number of material factors and assumptions, including that consumers will accept cloud platforms, economic conditions in the United States will continue to show modest improvement in the near to medium future, there are no material changes to the competitive environment for the development of a food service cloud platform, we will be able to access sufficient qualified staff, there will be no material changes with our anticipated customer base and there will be no material changes to the tax and other regulatory requirements governing us. While we consider these assumptions to be reasonable based on information currently available to us, these assumptions may prove to be incorrect. Actual results may vary from such forward-looking information for a variety of reasons, including but not limited to risks and uncertainties disclosed in the section titled "Risk Factors.”

We intend to discuss in our quarterly and annual reports any events or circumstances that occurred during the period to which such documents relate that are reasonably likely to cause actual events or circumstances to differ materially from those disclosed in this Registration Statement on Form S-1. New factors emerge from time to time, and it is not possible for management to predict all of such factors and to assess in advance the impact of each such factor on our business or the extent to which any factor, or combination of such factors, may cause actual results to differ materially from those contained in any forwarding looking statement.

We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

USE OF PROCEEDS

We are offering a total of ♦ shares of common stock at a price of $♦ per share for gross proceeds of $6,000,000 under our Primary Offering.  The shares being offered by us are being offered without the use of underwriters or broker-dealers and will be sold by our sole director and officer.  No commissions or discounts will be paid in connection with the sale of the shares being offered by us.

The following table below sets forth the net proceeds assuming the sale of 25%, 50%, 75% and 100% of the Primary Offering.  See also “Plan of Operation”.

Item	25%	50%	75%	100%
Gross proceeds	$1,500,000	$3,000,000	$4,500,000	$6,000,000
Expected offering expenses	35,000	35,000	35,000	35,000
Net proceeds	$1,465,000	$2,965,000	$4,465,00	$5,965,000

We plan to use the net proceeds of the Primary Offering as set forth below (all amounts listed below are estimates):

Item	25%	50%	75%	100%
General Working Capital	$240,000	$360,000	$720,000	$1,080,000
Legal and Accounting	$100,000	$150,000	$250,000	$ 300,000
Management Expenses	$240,000	$480,000	$720,000	$ 960,000
Office Expenses	$ 82,000	$120,000	$120,000	$ 180,000
Product Development	$200,000	$600,000	$900,000	$1,100,000
Sales/Marketing	$300,000	$700,000	$950,000	$1,200,000
Multilingual Translation Cash Reserve	$250,000 $ 53,000	$350,000 $205,000	$450,000 $355,000	$ 550,000 $ 595,000
Available Funds	$1,465,000	$2,965,000	$4,465,000	$5,965,000

The principal purposes of this offering is to raise sufficient capital for us to develop and market our food service cloud platform and allow us to meet general working capital requirements.  If we are unable to sell any shares under the Primary Offering, we have insufficient funds to pay the costs of this offering.

Pending the use of net proceeds from the Primary Offering described above, we intend to invest our net proceeds in short-term, interest bearing, debt instruments or bank deposits.

Secondary Offering

The common stock offered by the Selling Security Holder are being registered for the account of the Selling Security Holder identified in this prospectus.  All net proceeds from the sale of these shares will go to the Selling Security Holder.  We will not receive any part of the proceeds from such sales of shares of common stock.

SELLING SECURITY HOLDERS

To our knowledge, the following information sets forth, in respect of the Selling Security Holder:

1.

the number of shares beneficially owned prior to the offering;

2.

the total number of shares that are to be offered;

3.

the total number of shares that will be beneficially owned upon completion of the offering;

4.

the percentage owned upon completion of the offering; and

5.

the identity of the beneficial holder of any entity that owns the shares.

The Selling Security Holder listed below is not making any representation that any of the shares covered by this Prospectus will be offered for sale by it, and the Selling Security Holder may reject, in whole or in part, any proposed sale of the shares covered by this Prospectus.

The information provided below assumes that the Selling Security Holder does not sell any of our securities other than the securities specifically offered in this Prospectus under the offering, and assumes that all of the securities offered by the Selling Security Holder in this Prospectus are sold.

Except as specifically disclosed below, the Selling Security Holder:

(i)

has not had a material relationship with us other than as a stockholder at any time within the past three years; or

(ii)

has never been one of our officers or directors.

Name Of Selling Security Holder	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent (2)		Number of Shares	Percent (2)
Monarch Bay Securities, LLC(3)	250,000	*	250,000	Nil	*
Total	250,000	*	250,000	Nil	*

Notes:

*

Represents less than 1%.

(1)

The number of shares of common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock options, warrants or other rights.  The number of shares beneficially owned after the offering assumes that the selling security holder (1) sells all of the securities being offered by them in this prospectus; (2) does not dispose of any security of ours other than the securities being offered in this prospectus; and (3) does not require any additional securities of ours.

(2)

The percentages of beneficial ownership are based on 56,335,000 shares of common stock as of the date of this prospectus and ♦ shares of common stock on closing of the Primary Offering.

(3)

The Selling Security Holder is a registered broker-dealer.

PLAN OF DISTRIBUTION

Primary Offering

We are offering ♦ shares of common stock at a fixed price of $♦ per share for gross proceeds of $6,000,000.  The price of $♦ per share was chosen by our board of directors, based on the following factors:

1.

The average closing price of our shares of common stock on the OTCQB marketplace;

2.

The current economic climate including, but not limited to, the general conditions of the securities market at the time of the Primary Offering, the volatility of securities prices of venture issuers and the seasonal trends of the prices of venture issuer securities;

3.

Historical prices of other similar Primary Offerings; and

4.

Our judgment as to the best price as which such sales could be completed.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The common stock to be sold by us will be sold on our behalf by our sole director and officer.  Our sole director and officer will not receive commissions or proceeds or other compensation from the sale of any shares on our behalf.

Our sole director or officer will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

Our sole officer and director is not, nor will any of them be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each of them: (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Secondary Offering

The Selling Security Holder named in this prospectus may sell its shares on a continuous or delayed basis for a period of nine months after this registration statement is declared effective.  The Selling Security Holder may sell some or all of their shares in one or more transactions, including block transactions:

1.

On such public markets as the shares may from time to time be trading;

2.

In privately negotiated transactions;

3.

Through the writing of options on the shares;

4.

In short sales; or

5.

In any combination of these methods of distribution.

The Selling Security Holder named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling security holder, or, if they act as agent for the purchaser of such shares, from such purchaser.  The Selling Security Holder will likely pay the usual and customary brokerage fees for such services.

We are bearing all costs relating to the registration of this offering.  The Selling Security Holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares.

Concurrent Offerings

Our Primary Offering will continue to have a fixed price of $♦ per share.  However, the Selling Security Holder can sell shares under the Secondary Offering at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  Therefore, the price of shares offered, under the Primary Offering may, in the future differ from the price of shares offered under the Secondary Offering.

Stabilization and Other Activities

Our sole director and officer and the Selling Security Holder named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the shares.  Our sole director and officer is deemed to be an “underwriter” within the meaning of the Securities Act in connection with our offering of ♦ shares of common stock.  The Selling Security Holder and any broker-dealers who execute sales for the Selling Security Holder may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales.  In particular, our sole director and officer and during such times as the Selling Security Holder may be deemed to be engaged in a distribution of the shares, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

1.

Not engage in any stabilization activities in connection with our shares;

2.

In the case of the Selling Security Holder, furnish each broker or dealer through which shares may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Our sole director and officer is aware and the Selling Security Holder should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by us and the Selling Security Holder, respectively, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares.  Under Regulation M, the Company, the selling security holder and their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, our shares of common stock while such persons are distributing shares covered by this prospectus.  In addition, it shall be unlawful for any person to short sell our common stock and purchase the shares offered in the Primary Offering or Secondary Offering while the Primary Offering and Secondary Offering are taking place.  The selling security holder are advised that if a particular offer of shares is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

DILUTION

The price of the Primary Offering is at $♦ per share.

This price is greater than the 50,000,000 shares of our common stock issued to Portus Holdings Inc., a beneficial holder of more than five percent of our outstanding shares, for the assets that comprise the “Portus Cloud” business (the “Portus Assets”).  The acquisition of the Portus Assets was completed pursuant to the terms of the Asset Purchase Agreement dated January 29, 2014 (the “Asset Purchase Agreement”) among PHI, the Company, Dane Acquisition Corp. (“Dane Sub”), our wholly owned subsidiary, and David Christie, our sole executive officer, director and majority stockholder at the time of entering into the Asset Purchase Agreement.  Portus Holdings Inc. is controlled by Mr. Murray, our sole executive officer and director.

Based on the foregoing, you will suffer immediate dilution if you purchase common stock under this Primary Offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

Based on our latest unaudited quarter end data at September 30, 2014, the following tables sets forth your dilution based on completion of 25%, 50%, 75% and 100% of the Primary Offering.

Percent of Primary Offering	25%	50%	75%	100%
Number of shares sold
Total shares outstanding
Offering price per share
Gross proceeds
Offering expenses
Net proceeds
Total net tangible book value as at September 30, 2014
Net tangible book value per share as at September 30, 2014
Total net tangible book value after offering
Net tangible book value after offering
Dilution

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.001 per share.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Rights

We have never declared, nor paid, any dividend since our incorporation and does not foresee paying any dividend in the near future since all available funds will be used to conduct exploration activities.  Any future payment of dividends will depend on our financing requirements and financial condition and other factors which the board of directors, in its sole discretion, may consider appropriate.

Under the Business Corporations Act, we are prohibited from declaring or paying dividends if there are reasonable grounds for believing that we are insolvent or the payment of dividends would render us insolvent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries.  Nor was any such person connected with our company, or any of its parents or subsidiaries, a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Northwest Law Group has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the shares.

MaloneBailey LLP (“MaloneBailey”), our independent registered public accountants, has reviewed our financial statements included in this prospectus and registration statement.

OUR BUSINESS

Overview

We were incorporated on March 2, 2010 under the laws of the State of Nevada.

On February 11, 2014, we completed the acquisition of the assets that comprise the “Portus Cloud” business (the “Portus Assets”) from Portus Holdings Inc. (“PHI”).  The acquisition of the Portus Assets was completed pursuant to the terms of the Asset Purchase Agreement dated January 29, 2014 (the “Asset Purchase Agreement”) among PHI, the Company, Dane Acquisition Corp. (“Dane Sub”), our wholly owned subsidiary, and David Christie, our sole executive officer, director and majority stockholder at the time of entering into the Asset Purchase Agreement.

Under the terms of the Asset Purchase Agreement, PHI transferred to Dane Sub all of its right, title and interest in and to the Portus Assets. In consideration for the Portus Assets, we issued to PHI 50,000,000 shares of our common stock.

Concurrently, in connection with the closing of the Asset Purchase Agreement, Mr. Christie returned for cancellation 49,800,000 shares of our common stock, representing 99.6% of the shares beneficially owned by him as at closing.

Upon completion of the acquisition of the Portus Assets, Mr. Christie resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.  Following Mr. Christie’s resignation, G. Dale Murray, II was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a Director.

Prior to closing our acquisition of the Portus Assets, we were engaged in the acquisition and exploration of two mineral claims called the “Judy Claims” that are located two kilometers northeast of Cassiar, British Columbia, Canada.  As a result of our acquisition of the Portus Assets, we have now changed our business to a global, multilingual, cloud-based food and beverage service platform and have elected to allow the Judy Claims to lapse on their renewal date.

To date, we have not earned any revenues from our business.  We are presently in the development stage of developing our food service cloud platform and will be contracting the services of software developers and/or licensing software in order for our food service cloud platform to become operational.  Accordingly, we can provide no assurance that our operations will provide sufficient funds to keep us operational.

Food Service Cloud Platform

Our business is now focused on creating a multilingual, multiple functionality, and global food and beverage service platform.  Our food service cloud platform is designed to be a global, multilingual, cloud based food and beverage service online “portal” where customers will be able to manage an entire food and beverage service business or enterprise globally and in most languages.

The food and service cloud portal that we are developing is intended to effectively and efficiently manage the food and beverage supply chain from “field to fork”.  In particular, our cloud portal will allow our customers, being institutions (ie. hospitals, military, long-term care facilities and universities), restaurants and dining management, to source, price and order though an internet web browser, without the need of traditional on-site software.  Accordingly, we anticipate that our food service platform will enable our customers to embrace the rapid pace of change in their business, operate with a more complete picture of their business and provide a modern and intuitive user experience, while substantially reducing the cost of their IT associated with their food and beverage operations.

The services that our food service cloud portal will offer are:

Food and Dining Management

Our customers will be able to manage their food operations by sourcing, pricing and ordering food through our internet web browser cloud portal.  Each customer will be able to personalize their portal to provide ordering preferences, track costs and select preferred suppliers, distributors and/or growers.  In a typical transaction, a customer will review supplier costs, sourcing information and timing of deliveries.  Once a customer has found a preferred supplier and/or distributor, a customer will place an order through our cloud portal and then the supplier and/or distributor will receive the order and make the delivery to our customer.

Recipe Management

We are developing our cloud based portal to include a database of recipes accessible to our customers.  Customers will be able to scale, source and price recipes.  Once completed, our customers will place orders based on the calculations provided in our recipe management portal.  In addition, the database will also provide nutritional profiles and preparation instructions to ensure safety and quality control.

Inventory Management & Spend Controls

In the food industry, inventory management is essential to ensure funds are not wasted on unnecessary inventory.  We are developing our system to allow our customers to track inventory, whether on-site or ordered, and set out spending controls.  Our spend controls systems will allow customers to accurately budget their spending and compare anticipated spending to inventory levels.

Staffing Management

Our customers will be able to manage staffing and scheduling directly on the cloud portal.  By creating an “all-in-one” system, customers will be coordinate staffing with deliveries, meal planning and inventory management.  Such coordination allows customers to efficiently manage their business and reducing costs.

Patient Information System

We are also developing our portal specifically for healthcare users by including a patient information system.  The patient information system will allow healthcare systems to integrate their medical records to track patient information for dining operations.  Our goal is to allow healthcare users to reduce redundant data entry, mistakes, outages and wasted meals.

User Accessibility of our Food Service Cloud Platform

We are currently designing our cloud portal as a “Software as a Service” (“SaaS”), which will allow our customers to access our portal through any internet web browser.  The major characteristics of SaaS are: (i) customers share a single version of the software (application), (ii) customers share the same IT infrastructure and operational resources, (iii) updates are included with the service at no extra charge; (iv) customers enjoy world class security for data center operations, applications and data; (v) service level guarantees that define and ensure up time, backup and disaster recovery; (vi) ongoing maintenance, development and performance tuning; and (vii) no perpetual licenses – pay as you go pricing.

Traditionally, the food service industry sources, prices and orders products through traditional on-site software.  Onsite software is generally dedicated to a single workspace, functions one at a time and are limited in scope and size to the internal resources that are available.  In addition, traditional software requires that a client maintain adequate IT personnel to ensure that proper functionality.

The two most significant differences between cloud based software and traditional on site software programs is that the user no longer owns the software and it does not matter where the software is located. Users simply pay to use the application. SaaS can be accessed at any time and from any place from any Internet-connected device (PC, Laptop, Tablet or Smart Phone, etc.).

We are also in the process of developing our cloud platform to be multilingual.  Initially, we anticipate that our food service cloud platform will be accessible in English, French, Portuguese, Spanish or German.  By utilizing a multilingual translator, our customers will be able to source foods in regions where a foreign language may be a barrier to entry.  It will also enable the creation of recipes and menus, sourcing, costing and ordering the ingredients for proper preparation and presentation and where needed clinical feedback and in multiple languages.

Sales and Market

Sale of Services

Once our food service cloud platform is operational, we intend to derive revenue from two primary sources:

1.

Transaction Fees.  Transaction fees will consist of fees charged to providers along the supply chain to access our customers.  As we are in the development stage, we have yet to determine a final pricing model.

2.

Advertising Revenue.  We also plan to monetize our business by charging food providers to advertise on our food service cloud platform.  The advertising rate will be determined at a later date in conjunction with the number of users.

Our ability to derive revenues is subject to a successful launch of the food service cloud platform, of which there is no assurance.

Market for Services

We are currently focused on providing our services to the food service sector, which includes institutions, restaurants and dining management.  We believe that there is increasing awareness and focus of proper nutrition and the growing concern by the public in general to reduce obesity and diabetes in the U.S. Our services will provide the tools to improve the way people eat.  The core business segments below represent our target markets for our food service cloud platform:

Institutions

The institutions we intend to target include hospitals, assistant living facilities, nursing homes, schools, universities and the armed forces.  Hospitals, skilled nursing, assisted living, schools, universities, and armed services receive the benefit of scalable services that provide ingredients, menus, pricing of meals, and barcode inventory management. With this product, the opportunity is created to expand globally to multi-national companies offering an enterprise resource management solution to companies now using many different software platforms that do not interface and work together.

Restaurants

We intend to supply a platform for all restaurants to manage their commercial kitchen operations seamlessly through the cloud.

Dining Management

We intend to enter into contracts with dining management providers and enable them to use our system in accessing recipes, menus, and inventory management applications in their daily operations. We intend this to be a cost-effective solution that improves their operations and ensures quality.

Marketing Strategy

Our objective is to be a leading provider of on-demand application services for the food service industry worldwide.  The key element to our strategy is to create brand awareness by highlighting that our cloud portal is intended to extend product offerings from the current end user to each participant in the supply train, including:

1.

Producers of food products can use our exposure to the end user to identify demand and to advertise their existing and new products to the key purchasers and users of our service.

2.

Manufacturers can populate our data base with their exact nutrient, caloric, and allergen content of any product which will provide them a product placement and competitive advantage. Manufacturers through our service can record all information about their products into our database and track them the entire way to the consumer.

3.

Distributors will have a link with end users allowing the end user to read and link inventories of each as well as pricing and ordering of food by the end user commercial kitchen.

4.

End user commercial kitchen benefits by having access to the entire supply chain and knowing the complete "chain of title" to the food they serve lowering risk.  The commercial kitchen through our service can take advantage due to its connectivity to, and information from the entire food supply chain enabling it to take advantage of competitive pricing, inventory management, new product offerings, and quality data for ingredient resourcing.

This marketing strategy is designed to offer our service to and bringing value to all participants in the food supply chain.

Competition

The market for food service software applications is highly competitive and subject to changing technology, shifting customer needs and frequent introductions of new products and services. Our entry into the “Cloud” has set us apart from the majority of vendors. However, the “Cloud” and the virtualization of markets are rapidly evolving.  We expect completion to significantly intensify in the future and expect that new entrants will continue to enter the market and develop technologies that, if commercialized, may compete with our product.

We will also be competing with vendors of packaged dietary management software (DMS), whose software is installed by the customer directly or is hosted by first generation, application service providers (ASP) on the customer’s behalf, which requires substantial IT and hardware costs. We also compete with internally developed applications and face, or expect to face, competition from enterprise software vendors and online service providers who may develop and/or bundle DMS products with their products in the future.

Our current principal competitors include:

Computrition.  Computrition is a subsidiary of Constellation Software of Canada. Computrition has a large client base.

Momentum Healthware.  Momentum is a Microsoft platform dietary management solution, which primarily focuses in the skilled and long term care markets. They offer a full suite of products but have limited capabilities as it pertains to SaaS and have no cloud solution.

Simplified Nutrition Online.  SNO is a cloud based application focusing mainly on skilled nursing.

CBord.  CBord is one of the largest competitors in the market and a subsidiary of Roper Industries. The company currently relies on a server based business model.

Vision Software.  Vision is a cloud based competitor.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademarks.

Effect of Government Regulations

We are also subject to a number of United States federal, state and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, libel, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services.  In particular, we are subject to United States federal, state and foreign laws regarding privacy and protection of user data. Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. United States federal, state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations is often uncertain, particularly in the new and rapidly-evolving industry in which we operate.

In connection with the operation of our business, we anticipate that the primary market of our services will be the healthcare industry, which is a highly regulated industry. Therefore, our customers are subject to numerous governmental regulations, including Medicare and Medicaid, which directly affect the facilities’ ability to pay the costs of our products and services. The regulations on the healthcare industry as it relates to food service create pressure to minimize the costs. Because we deliver our service as a transaction fee based service that it is accessible from any internet connected device, it lowers the cost to our healthcare clients significantly versus traditional installed software solutions.

Research and Development

As of the date of this prospectus, we have not incurred any research and development expenditures.  However, we expect that substantial investment into research and development of our cloud food and beverage portal.

Environmental Compliance

As a software company, compliance with environmental standards has had little impact on us.

Employees

Aside from our sole executive officer, we have no employees at present.

Reports to Security holders

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statement or other information that we file with the Commission at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (202) 551-8090 for further information on the public reference room. These Commission filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the Commission at http://www.sec.gov.

PROPERTIES

We currently do not own any real property.  Our mailing address is located at P.O. Box 9293, Coral Springs, Florida, 33065.

LEGAL PROCEEDINGS

We are not a party to any other legal proceedings and, to our knowledge, no other legal proceedings are pending, threatened or contemplated.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders of Our Shares

As of the date of this prospectus, there were 11 registered holders of record of our common stock. We believe that a large number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Market for Information

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “PORS”.  The high and the low bid prices for our shares from the date we commenced quotation, being July 1, 2013, to our fiscal year ended December 31, 2013 and period ended September 30, 2014 were:

QUARTER	HIGH ($)	LOW ($)
September 30, 2013	N/A	N/A
December 31, 2013	N/A	N/A
March 31, 2014	N/A	N/A
June 30, 2014	N/A	N/A
September 30, 2014	$0.60	$0.31

The high and low bid price information provided above was obtained from the OTC Bulletin Board.  The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Dividend Rights

We have not declared any dividends on our common stock since our inception and we do not expect to declare any dividends in the foreseeable future. We expect to spend any funds legally available for the payment of dividends on the exploration of our mineral properties. There are no provisions in our Articles of Incorporation or bylaws that limit our ability to pay dividends on our common stock. Chapter 78 of the Nevada Revised Statutes (the “NRS”), does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)

we would not be able to pay our debts as they become due in the usual course of business; or

(b)

except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Outstanding Options, Warrants or Convertible Securities

As of the date of this prospectus, we do not have any outstanding options, warrants to purchase our shares or securities convertible into shares of our common stock.

FINANCIAL STATEMENTS

1.	Unaudited interim financial statements for the period ended September 30, 2014, including:

	(a)	Balance Sheet as of September 30, 2014;
	(b)	Statements of Operations for the six months ended September 30, 2014;
	(c)	Statement of Stockholders’ Equity (Deficiency) from inception on February 11, 2014 to September 30, 2014;
	(d)	Statements of Cash Flows for the six months ended September 30, 2014; and
	(e)	Notes to the Financial Statements.

Portus Corporation

Condensed Balance Sheet

September 30th 2014 (unaudited)

ASSETS

CURRENT ASSETS
Cash	$ -

Total current assets	-

Total Assets	$ -

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts Payable	$ 24

Total current liabilities	24

Total Liabilities	$ 24

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common shares, 250,000,000 shares with par value $0.001 authorized; 56,085,000 shares issued and outstanding as of September 30th, 2014	$ 56,085
Additional paid-in capital	(52,985)
Accumulated deficit	(3,124)
Total stockholders’ deficit	(24)

Total Liabilities and Stockholders’ Deficit	$ -

Portus Corporation

Condensed Statement of Operations

(Unaudited)

	Three Months Ended September 30th 2014	February 11th 2014 (inception) through September 30th 2014

OPERATING EXPENSES:
Bank Charges	$ -	$ 93
Professional fees	-	1,000
General and administrative expenses	-	876
Licenses	-	1,155
Total operating expenses	-	3,124

Net Loss	$ -	$ (3,124)

Basic and diluted loss per common share	$ (0.00)	$ (0.00)
Basic and diluted weighted average shares outstanding	56,082,011	55,078,117

Portus Corporation

Condensed Statements of Cash Flows

(Unaudited)

February 11th 2014 (inception) through September 30th 2014

Cash flows from operating activities:
Net loss for the period	$ (3,124)
Change in operating liabilities
Accounts Payable	24

Net cash used in operating activities	(3,100)

Cash flows from financing activities:
Common stock issued for cash	3,000
Contribution to capital	100

Net cash provided by financing activities	3,100

Net increase in cash	-.

Cash, beginning of period	-

Cash, end of period	$ -

Portus Corporation

Notes to Unaudited Financial Statements

1.

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company’s audited 2013 annual financial statements and notes thereto filed on Form 8-K.  In the opinion of management, all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements, which would substantially duplicate the disclosure required in the Company’s 2013 annual financial statements have been omitted.

The Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

2.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  Since inception, the Company has incurred losses.  In addition, the Company generated negative cash flows from operations during the period from inception through September 30, 2014.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development.

The consolidated financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

3.

Significant Accounting Policies

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of ASC 820, “Fair Value Measurements and Disclosures.”  ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.  Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.  Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 - Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies.  These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures.  Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.  Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 - Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

4.

Portus Acquisition

On February 11, 2014, we completed the acquisition of the assets that comprise the “Portus Cloud” business (the “Portus Assets”) from Portus Holdings Inc. (“Portus”) in which Portus Holdings Inc. received 50,000,000 shares of common stock and Dane shareholders retained 3,800,000 shares of common stock.  The acquisition of the Portus Assets was completed pursuant to the terms of the Asset Purchase Agreement dated January 29, 2014 (the “Asset Purchase Agreement”) among Portus, the Company, Dane Acquisition Corp. (“Dane Sub”), our wholly owned subsidiary, and David Christie, our sole executive officer, director and majority stockholder at the time of entering into the Asset Purchase Agreement.

Under the terms of the Asset Purchase Agreement, Portus transferred to Dane Sub all of its rights, title and interest in and to the Portus Assets. In consideration for the Portus Assets, we issued to Portus 50,000,000 shares of our common stock.

Concurrently, in connection with the closing of the Asset Purchase Agreement, Mr. Christie returned for cancellation 49,800,000 shares of our common stock, representing 99.6% of the shares beneficially owned by him.

The transaction is being treated as a reverse merger and recapitalization of the Portus assets as of February 11, 2014. The Portus assets are deemed to be a business in this transaction.

Upon completion of the acquisition of the Portus Assets, Mr. Christie resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.  Following Mr. Christie’s resignation, G. Dale Murray, II was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a Director.

5.

Common Stock

Subsequently on February 20, 2014, Portus Sold 10,000 shares attached with 5,000 warrant to an accredited investor for $3,000 under a Subscription Agreement. The exercise price of the warrant is $0.3 per share and were exercisable immediately and up to 1 year.

On February 21, 2014, Portus Corporation entered into a Consulting Agreement with Haytarr LLC.  For payment Haytarr LLC accepted 275,000 shares of common stock.  The Company does not have an active trading market, and the Company does not have any assets, nor generates revenue.  Therefore, the shares were considered to have no value.

A contribution by a shareholder of $100 was made in February 2014.

On May 20, 2014, Portus Corporation entered into a Consulting Agreement with Burkman and Associates.  For payment Burkman and Associates accepted 2,000,000 shares of common stock. The Company does not have an active trading market, and the Company does not have any assets, nor generates revenue.  Therefore, the shares were considered to have no value.

6.

Subsequent Events

On October 1, 2014, the Company entered into a 10% convertible note with Tangiers Investment Group, LLC. The face value of the note is up to $220,000 with a purchase price of $200,000. The interest rate is 10%, and it is convertible into common stock, the conversion price shall be equal to 50% of the lowest volume weighted average price of the Company’s common stock during the 20 consecutive trading days prior to the conversion date. As of the date of filing, the Company borrowed $60,500 in total, the Company only received $55,000 in cash. The remaining $5,500 was retained by the Tangiers Investment Group LLC through the original issue discount for due diligence and legal bills related to the transaction.

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATION

PLAN OF OPERATION

Overview

We plan to develop and launch our food service cloud platform over the next twelve months.  In order to launch our cloud based platform, we anticipate that we will need to complete a product development phase, a testing phase and a marketing phase as set forth below.

Product Development Phase.   During the product development phase, the food service cloud platform’s functionality will be developed by contract software designers guided by our development manager.  The desired functionality for commercial kitchens will be designed and combined with applicable food data bases to create the food management platform offered by our cloud based technology.  The product development phase will include supply chain management, multilingual application and commercial kitchen functionality.  Once the desired functionality has been developed, the project manager will coordinate the development of each new language to create the multilingual feature.  We expect the development phase to take approximately 6 months and launching of the product will take place after testing.

Testing Phase.  Once product development is near completion, the product will be tested at selected customer sites to assure accuracy, proper functionality, ease of use and speed of information and retrieval.  The tests will be repeated and product refined until the desired results are achieved.

Marketing Phase.  The marketing phase will begin immediately upon commencement of the development phase.  The marketing efforts will be aimed at providing customer awareness of the food service cloud platform and its capabilities, applications and solutions.  The initial marketing phase will include calling on potential large users of the food service cloud platform including commercial kitchens, distributors, manufacturers and producers.  The marketing phase will also include displays at numerous trade shows and conventions of the food industry to develop product and brand awareness.

We expect the product development stage, testing phase and marketing phases to cost $1,150,000.

Cash Requirements Over Next Twelve Months

We anticipate that we will incur over the next twelve months the following expenses:

Category	Planned Expenditures Over the Next Twelve Months
Product Development	$ 400,000
Research and Development	$ 150,000
Multilingual Translator	$ 600,000
General and Administrative	$ 650,000
TOTAL	$ 1,800,000

As of September 30, 2014, we had insufficient cash to meet the anticipated costs of completing plan of operation or meeting our financial obligations over the next twelve months.  Therefore, we will require additional financing.  There is no assurance that we will be able to acquire such additional financing on terms that are acceptable to us, or at all.

RESULTS OF OPERATION

The acquisition of the Portus Assets has been treated as a “reverse merger” for accounting purposes.  As a result, the Portus Assets has been treated as the acquiring entity for accounting and financial reporting purposes. As such, the following discussion of our results of operation reflects the operations of Portus Assets since February 11, 2014.

Period Ended September 30, 2014

Revenues

Since inception, we have not generated revenues and do not anticipate generating revenues unless we are successful in securing additional funding to launch our food service cloud based platform.

Operating Expenses and Net Loss for the Period for the three months ended September 30th, 2014

Since our acquisition of the Portus Assets, our focus has been identifying potential financing activities and expanding the presence of our business. In connection with this we incurred no operating expenses

Our Net Loss for this period was $0.

Operating Expenses and Net Loss since Inception.

Since our acquisition of the Portus Assets, we have incurred operating expenses of $3,124.  Our operating expenses consisted of bank charges of $93, general and administrative of $876, professional fees of $1,000 and licenses of $1,155.

We anticipate that our net loss will increase significantly as we develop our food service cloud platform over the next twelve months.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2014, we had no cash and no liabilities resulting in a working capital deficit of $nil.

We anticipate that we will require additional financing in order to implement our plan of operation and meeting our ongoing expenditures.  If we sell additional shares of our common stock, existing stockholders will experience a dilution of their proportionate interests in our Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles (”GAAP”) in the United States has required our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any.  Our significant accounting policies are disclosed in the notes to the interim financial statements for the period ended September 30, 2014.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following tables set forth information regarding our sole executive officer and director:

Name	Age	Positions
G. Dale Murray, II	35	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director for at least the past five years.

Mr. Murray, 35, has over ten years business experience owning, operating and consulting for companies in the technology, energy and manufacturing fields.

Mr. Murray has served as our Chief Executive Officer and President since February 2014.  Mr. Murrary has also served as president of Portus Inc., the majority stockholder in Portus Holdings Inc., since its inception in August 2011. From 2009 through 2011 Mr. Murray served as the Chief Operating Officer of Simplified Nutrition Online, a cloud-based technology company specializing in dietary management software. His experience at this position has given Mr. Murray a unique insight into the food and beverage industry and how to provide the necessary tools to that industry. From 2006 through 2008 Mr. Murray served as president of Lightsource Mining Company and as managing member of Burnmore Coal Group, LLC.  Both of these companies were engaged in mining activities in Eastern Kentucky. Also during this period, Mr. Murray served as an independent consultant for several public and private companies.

During his business career Mr. Murray has cultivated relationships in both the public and private sectors. Mr. Murray is a high-energy, fiscally conscious and goal driven executive.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes (the “NRS”).  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole executive officer and director.

Family Relationships

There are no family relationships between our executive officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation paid to or earned by our named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K during the fiscal years ended December 31, 2013 and 2012:

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year End December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
G. Dale Murray, II(1) CEO, CFO, President, Secretary, Treasurer and Director	2013 2012	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
David Christie(2) Former CEO & Former CFO Former President, Former Secretary, Former Treasurer and Former Director	2013 2012	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

Notes:

(1)

Mr. Murray was appointed as our CEO, CFO, President, Secretary, Treasurer and a Director on February 11, 2014.

(2)

Mr. Christie resigned as our CEO, CFO, President, Secretary, Treasurer and a Director on February 11, 2014.

Outstanding Equity Awards At Fiscal Year End

As at December 31, 2013, we had no outstanding equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 13, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
DIRECTORS AND OFFICERS
Common Stock	G. Dale Murray, II Director, Chief Executive Officer, Chief Financial Officer, President, Secretary & Treasurer	50,000,000(2) (indirect)	88.8%
Common Stock	All Officers and Directors as a Group (1 person)	50,000,000(2) (indirect)	88.8%
5% STOCKHOLDERS
Common Stock	G. Dale Murray, II Director, Chief Executive Officer, Chief Financial Officer, President, Secretary & Treasurer	50,000,000(2) (indirect)	88.8%

Notes:

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on the date of this prospectus. As at November 13, 2014, we have 56,335,000 shares of Common Stock issued and outstanding.

(2)

Those shares denoted as being beneficially owned by Mr. Murray consist of 50,000,000 shares held directly by Portus Holdings Inc., which is a company controlled by Mr. Murray.

Changes in Control

We are not aware of any arrangement, which may result in a change in control in the future.

RELATED TRANSACTIONS

Except as disclosed below, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

(i)

Any of our directors or officers;

(ii)

Any person proposed as a nominee for election as a director;

(iii)

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

(iv)

Any of our promoters; and

(v)

Any relative or spouse of any of the foregoing persons who has the same house as such person.

Asset Purchase Agreement with PHI

Under the terms of the Asset Purchase Agreement, we issued 50,000,000 shares of our common stock to PHI, a beneficial holder of more than five percent of our outstanding shares, for the Portus Assets.  PHI is controlled by Mr. Murray, our sole executive officer and director.

DIRECTOR INDEPENDENCE

Our common stock is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements.  Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  As a result, Mr. Murray, our sole executive officer, does not qualify as an independent member of our Board of Directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SUBJECT TO COMPLETION, DATED ____________, 2014

PROSPECTUS

PORTUS CORPORATION

♦ SHARES OF COMMON STOCK

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$ 697.20
Transfer Agent Fees	$ 1,000
Accounting Fees and Expenses	$ 15,000
Legal Fees and Expenses	$ 15,000
Miscellaneous	$ 5,000
Total	$ 36,697.20

Note:

(1)   All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the selling security holder.  The selling security holder, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the NRS and our bylaws.

Under the NRS, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our Articles of Incorporation do not limit the immunity afforded to our directors by the NRS. Excepted from that immunity are:

(1)

a director or officer’s breach of his or her fiduciary duties; and

(2)

such breach of fiduciary duties involved intentional misconduct, knowing violation of the law or fraud.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by NRS; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we completed the following sales of unregistered securities:

1.

On February 11, 2014, in order to complete the acquisition of Portus Assets, we issued to Portus Holdings Inc. (“PHI”) 50,000,000 shares of our common stock.  These shares were issued in reliance on Rule 506 of Regulation D promulgated under the United States Securities Act of 1933 (the “Securities Act”).  In accordance with Rule 506 of Regulation D, PHI, which does not qualify as an accredited investor, represented to us that it has such knowledge and experience in financial business matters to evaluate the merits and the risks of the investment.  In addition, we furnished to PHI the information required under Rule 502 of Regulation D.

2.

On February 20, 2014, we issued 10,000 units at a price of $0.30 per unit for gross proceeds of $3,000.  Each unit consists of one share of common stock and one-half of one share purchase warrant, with each unit entitling the holder to acquire one additional share at a price of $0.30 per share for a period of one year from the date of issuance.  The issuance was completed pursuant to the provisions of Rule 506 of Regulation D on the basis that the subscriber represented to us that it is an accredited investor as defined in Rule 501 of Regulation D.

3.

On February 21, 2014, we issued 275,000 shares of common stock to Haytarr LLC (“Haytarr”) pursuant to the terms of a consulting agreement with Haytarr.  The issuance was completed pursuant to the provisions of Rule 506 of Regulation D on the basis that Haytarr represented to us that it is an accredited investor as defined in Rule 501 of Regulation D.

4.

On May 20, 2014, we issued 2,000,000 shares of our common stock to Burkman and Associates (“Burkman”) pursuant to the terms of a consulting agreement with Burkman.  The issuance was completed pursuant to the provisions of Rule 506 of Regulation D on the basis that Burkman represented to us that it is an accredited investor as defined in Rule 501 of Regulation D.

5.

On November 13, 2014, we issued 250,000 shares of our common stock to Monarch Bay Securities LLC (“Monarch”) pursuant to the terms of a consulting agreement with Monarch.  The issuance was completed pursuant to the provisions of Rule 506 of Regulation D on the basis that Monarch represented to us that it is an accredited investor as defined in Rule 501 of Regulation D.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation.(1)
3.2	Certificate of Merger.(3)
3.3	Articles of Merger between Dane Exploration Inc. (as surviving entity) and Dane Acquisition Corp. (as merging entity), with surviving entity changing its name to "Portus Corporation".(3)
3.4	By-Laws.(1)
5.1	Opinion of Northwest Law Group with consent to use.*
10.1	Asset Purchase Agreement dated January 29, 2014 between Dane Exploration Inc., Portus Holdings Inc., Dane Acquisition Corp and David Christie.(2)

Notes:

*

To be filed by amendment.

(1)

Filed with the SEC as an exhibit to our Registration Statement on Form S-1 filed on May 31, 2012.

(2)

Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on January 30, 2014.

(3)

Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on March 25, 2014.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Lauderdale, State of Florida, United States, on November 13, 2014.

PORTUS CORPORATION

By:	/s/ G Dale Murray, II
G. DALE MURRAY, II
Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G Dale Murray, II	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director	November 13, 2014
G. DALE MURRAY, II	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)